UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2007

AKSYS, LTD.
(Exact name of registrant as specified in its charter)
000-28290
(Commission File Number)

Delaware	36-3890205

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Not Applicable
(Address of principal executive offices, with zip code)
Not Applicable
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address,
if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On March 28, 2007, the board of directors of Aksys Ltd., a Delaware corporation (the “Company”), authorized an assignment for the benefit of creditors. An assignment for the benefit of creditors is designed to allow for an orderly winding up of any remaining assets and liabilities of the Company by the appointment of a third party assignee experienced with winding up businesses and settling liability claims.
     As previously reported, the Company has ceased active operations and most of its remaining assets have been sold or foreclosed upon. On March 9, 2006, Durus Life Sciences Master Fund Ltd. (the “Secured Creditor”) closed a private foreclosure sale pursuant to which the Secured Creditor sold substantially all of the property subject to the security interest under the security agreement dated as of June 23, 2006, by and between the Company and the Secured Creditor
     On March 29, 2007, the Company also filed a Form 15 with the Securities and Exchange Commission seeking deregistration of its securities under the Securities Exchange Act of 1934, as amended. The Company believes that it no longer has the requisite number of holders of record required to continue its reporting obligations.
     Given the amount of the Company’s remaining liabilities, the Company does not anticipate any distributions for its stockholders from its remaining assets.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.
Dated: April 2, 2007	By:	/s/ Howard J. Lewin
		Name:	Howard J. Lewin
		Title:	President and Chief Executive Officer